Exhibit 10.4.a

FIRST AMENDMENT OF THE

AMENDED AND RESTATED

FMC TECHNOLOGIES, INC.

INCENTIVE COMPENSATION AND STOCK PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Compensation Committee under Section 17 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective December 6, 2011:

1.	Section 14.1 of the Plan is hereby amended in its entirety to read as follows:

14.1	Annual Retainer. Each Non-Employee Director will receive an Annual Retainer in such amount as will be determined from time to time by the Board. Until changed by resolution of the Board, the Grant Date of the Annual Retainer will be May 1 of each year, and the amount of the Annual Retainer will be reviewed and adjusted only by Board resolution. At the election of the Non-Employee Director, all or a portion of the Annual Retainer may be paid in the form of Stock Units or Restricted Stock Units on the Grant Date, provided the Non-Employee Director makes an irrevocable election to receive such Stock Units or Restricted Stock Units in lieu of cash on or before December 31 of the year prior to the fiscal year in which the Annual Retainer is to be earned. Any portion of the Annual Retainer for which the Non-Employee Director does not elect to be paid in the form of Stock Units or Restricted Stock Units shall be paid in cash in quarterly installments within seventy (70) days following the end of each calendar quarter. The number of Stock Units or Restricted Stock Units constituting the Annual Retainer for each Non-Employee Director will be equal to the number obtained by dividing the value of the retainer which the Non-Employee Director has elected to defer by the Fair Market Value of the Common Stock on the Grant Date.

2.	Section 14.7 of the Plan is hereby amended in its entirety to read as follows:

14.7	Settlement. Payments with respect to Stock Units or Restricted Stock Units of a Non-Employee Director will be made in shares of Common Stock issued to the Non-Employee Director as soon as practicable after his or her Separation from Service, but in any event within seventy (70) days following such Separation from Service. Notwithstanding the preceding to the contrary, in lieu of receiving payment with respect to vested Stock Units or Restricted Stock Units upon Separation from Service, a Non-Employee Director may elect on such form as is designated by the Company to receive such payment either: (a) in a certain calendar year (with payment to be made on May 1 of such year), with such year elected to be no later than a year that is within fifteen (15) years of the Grant Date of the Award or Annual Retainer for which such Stock Units or Restricted Stock Units are payable, or (b) in annual installments over a period not to exceed fifteen (15) years, with such installments commencing in a certain calendar year, where such year elected is within fifteen (15) years of the Grant Date of the Award or Annual Retainer for which such Stock Units or Restricted Stock Units are payable (with each annual installment to be made on May 1 of each year), provided, in either case, the Non-Employee Director makes an irrevocable election to receive payment of such Stock Units or Restricted Stock Units in the manner set forth under Section 14.7(a) or (b), on or before December 31 of the year prior to the fiscal year in which the Award is granted or the Annual Retainer to which the Stock Units or Restricted Stock Units is related is to be earned. Further notwithstanding anything herein to the contrary, payment with respect to vested Stock Units or Restricted Stock Units will also be made in shares of Common Stock upon the Non-Employee Director’s death or disability (as defined in Section 409A of the Code) or upon the occurrence of a Change in Control, with such payment to be made as soon as practicable after such death, disability or Change in Control, but in any event within seventy (70) days following such death, disability, or Change in Control. Stock Units or Restricted Stock Units will be valued using the Fair Market Value of Common Stock on the last business day of his or her service on the Board for settlements made at Separation of Service. For settlements of Stock Units or Restricted Stock Units made in elected payment period, Stock Units or Restricted Stock Units will be valued using the Fair Market Value of Common Stock on May 1st of the payment year.